AGREEMENT TO TERMINATE
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT TO TERMINATE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of October 12, 2006 by and among VISION GLOBAL SOLUTIONS, INC., a Canadian corporation qualified to do business as a foreign corporation in the State of Nevada, ("Vision") and VESMARK INC., a Pennsylvania corporation ("Vesmark") and the undersigned shareholders of Vesmark (individually, "Shareholder" and collectively the "Shareholders").

RECITALS

WHEREAS, Vision and Vesmark entered into that certain Agreement and Plan of Merger and Reorganization dated September 15, 2005, by and among Vision, Vesmark and Vision Acquisition Corporation (the "Merger Agreement"); and

WHEREAS, pursuant to the Merger Agreement, Vesmark was to merge with and into Vision Acquisition Corporation ("Merger Sub") and thereafter, Merger Sub was to merge with and into Vision (the entire process here in referred to as the "Merger"); and

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement, Vision was to succeed to any and all of the rights, privileges, powers and property, including without limitation, all rights, privileges, franchises, patents (including U.S. Patent #5884283), trademarks, licenses, registrations, bank accounts, contracts, copyrights, technology, know how, trademarks and other assets of every kind and description of Vesmark (the "Vesmark Assets"), and Vision was to assume all obligations and liabilities of Vesmark (the "Vesmark Liabilities"); and

WHEREAS, the shares of Merger Sub common stock outstanding immediately prior to the Effective Date were to be converted into one hundred (100) shares of the common stock of Vision ("Vision Common Stock"); and

WHEREAS, the shares of Vesmark common stock outstanding immediately prior to the Effective date were to be converted to such number of shares of Vision Common Stock, preferred stock ("Vision Preferred Stock") and warrants ("Vision Warrants") as described in Section 1.3.2. of the Merger Agreement; and

WHEREAS, pursuant to Section 8.1.1 of the Merger Agreement, the Merger Agreement could be terminated and the Merger abandoned at any time prior to the Effective Date by written agreement, duly authorized by the boards of directors of Vision, Merger Sub and Vesmark; and

WHEREAS, Merger Sub was never duly incorporated; and

WHEREAS, the Effective Date of the Merger was defined in the Merger Agreement as "...upon fulfillment of all conditions precedent to the merger and the filing of the Certificate of Merger contemplated by the General Corporation Law of the State [sic] of Pennsylvania"; and

WHEREAS, the certificate of merger was not filed with the Commonwealth of Pennsylvania; and

WHEREAS, because the certificate of merger was not filed with the Commonwealth of Pennsylvania, the Effective Date has not yet occurred; and

WHEREAS, because the Effective Date has not yet occurred, the Merger has not occurred and Vesmark has not merged with and into Merger Sub, nor has Merger Sub merged with and into Vision; and

WHEREAS, because Vesmark has not merged with and into Merger Sub, the Vesmark Assets did not transfer from Vesmark to Merger Sub or to Vision by operation of law which would have occurred if the Merger had occurred, and Vision has not assumed the Vesmark Liabilities; and

WHEREAS, pursuant to Article 1.3.2., Article 1.4 and Article 1.5 of the Merger Agreement, Vision has issued and delivered to the Shareholders certain shares of Vision Common Stock, certain shares of Vision Preferred Stock and Vision Warrants in such amounts as set forth on Exhibit A attached hereto and made a part hereof; and

WHEREAS, because the Merger has not occurred, the Vision Common Stock, Vision Preferred Stock and Vision Warrants should not have been issued or delivered to the Shareholders; and

WHEREAS, Vision and Vesmark wish to terminate the Merger Agreement and abandon the Merger; and

WHEREAS, on September 15, 2005, Vision filed with the United States Securities and Exchange Commission (the "SEC") a Form 8-K describing the Merger contemplated by the Merger Agreement (the "Form 8-K") ; and

WHEREAS, pursuant to a Secured Promissory Note dated April 7, 2005, Vision was to pay to Vesmark the principal amount of Fifteen Thousand Dollars ($15,000), plus applicable interest (the "Note"); and

WHEREAS, Vesmark has agreed to accept and Vision has agreed to pay to Vesmark or its assign the amount of Twenty-Four Thousand Two Hundred Dollars ($24,200) in full satisfaction of all amounts of principal and interest and legal fees due under the Note; and

WHEREAS, S. James Buches, Esquire has been appointed as escrow agent ("Escrow Agent") to carry out those certain transactions contemplated herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows.

ARTICLE I

TERMINATION OF MERGER AGREEMENT
ABANDONMENT OF MERGER

Section 1. Acknowledgement of Recitals. The parties acknowledge the accuracy of the foregoing recitals and make them a part of this Agreement by incorporation.

Section 2. Termination of Merger Agreement. In accordance with Section 8.1.1 of the Merger Agreement, Vision and Vesmark hereby terminate the Merger Agreement and such Merger Agreement shall be null and void and of no further force or effect.

Section 3. Abandonment of Merger. In accordance with Section 8.1.1 of the Merger Agreement, Vision and Vesmark hereby abandon the Merger and agree that no further steps shall be taken by either party to attempt to effectuate the Merger.

ARTICLE II

SURRENDER OF STOCK

Section 1. Surrender by Shareholders. Subject to the provisions set forth in Article III hereof, each Shareholder shall surrender to Vision all of its right, title and interest in the Vision Common Stock, the Vision Preferred Stock and the Vision Warrants issued and delivered to such Shareholder as a result of the Merger Agreement and such Shareholder shall have no further rights with regard to such Vision Common Stock, Vision Preferred Stock and Vision Warrants, including but not limited to, the right to exercise the Vision Warrants.

Section 2. No Encumbrance. Each Shareholder hereby represents and warrants that such Shareholder has not sold, pledged, liened or encumbered the Vision Common Stock, Vision Preferred Stock or Vision Warrants issued and delivered to such Shareholder as a result of the Merger Agreement.

Section 3. Delivery to Escrow Agent. The certificates representing the Vision Common Stock and the Vision Preferred Stock to be surrendered by each Shareholder to Vision (the "Certificates") shall be delivered to the Escrow Agent who shall hold and administer such Certificates subject to the provisions of Article III hereof.

Section 4. Notification by Escrow Agent. Upon receipt of the Certificates as set forth in Section 1 of this Article II, the Escrow Agent immediately shall notify Vision of such receipt.

Section 5. Stock Power. By execution of this Agreement each Shareholder does hereby irrevocably constitute and appoint Vision as attorney to transfer his Vision Common Stock and the Vision Preferred Stock on the books of Vision with full power of substitution in the premises.

Section 6. Affidavit of Lost Certificate. In the event that any Shareholder no longer has his Certificates, such Shareholder shall provide to the Escrow Agent an affidavit of lost certificate in such form as shall be acceptable to the Escrow Agent in his reasonable discretion. Such affidavit of lost certificate shall be accepted by Vision in lieu of such Shareholder's Certificates.

ARTICLE III

THE NOTE

Section 1. Payment by Vision. Vision shall pay to Vesmark or its assign the amount of Twenty-Four Thousand Two Hundred Dollars ($24,200) in full satisfaction of all amounts of principal, interest and legal fees due under the Note.

Section 2. Payment Prior to Transfer of Stock. Vision shall not be entitled to receive from the Escrow Agent the Certificates representing the surrender of the Vision Common Stock and the Vision Preferred Stock to be surrendered by the Shareholders pursuant to Section 1 of Article II hereof, nor shall the surrender of the Stock Warrants pursuant to Section 1 of Article II hereof become effective, until such time as Vision has transferred in good and immediately available funds to Vesmark the amount set forth in Section 1 of this Article III.

Section 3. Notification by Vesmark. Upon receipt of the amount set forth in Section 1 of this Article III, Vesmark shall notify the Escrow Agent of such receipt. Thereafter, the Escrow Agent shall take all actions necessary to transfer to Vision the Certificates being held by the Escrow Agent pursuant to this Agreement.

ARTICLE IV

VESMARK ASSETS

Section 1. No Transfer. The parties acknowledge and agree that because the Merger did not occur, the Vesmark Assets did not transfer from Vesmark to Merger Sub or to Vision by operation of law as would have occurred if the Merger had occurred. The parties further acknowledge and agree that all of the Vesmark Assets at all times have remained assets of Vesmark.

Section 2. Treatment as Transferred. To the extent that the Vesmark Assets were in the possession of Vision and/or treated as assets of Vision as a result of the Merger Agreement, Vision shall surrender to Vesmark the Vesmark Assets, including without limitation, any and all computer disks and books and materials, free and clear of all liens and encumbrances.

Section 3. No Encumbrance. Vision hereby represents and warrants that Vision has not sold, pledged, liened or encumbered the Vesmark Assets which were in the possession of Vision and/or treated as assets of Vision as a result of the Merger Agreement.

ARTICLE V

SEC FILINGS

Vision, at its sole expense, shall make any filings with the SEC necessary to properly document that the Merger contemplated by the Form 8-K did not occur.

ARTICLE VI

MISCELLANEOUS

Section 1. Indemnification. Vision shall indemnify, defend and hold harmless, Vesmark, its shareholders, directors, officers, agents and representative from and against any and all claims, losses, damages, liabilities, costs and expenses, including attorneys fees, to which Vesmark may become subject as a result of any breach of any representation, warranty or covenant of Vision set forth in this Agreement.

Section 2. Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein. There are no agreements, understandings, restrictions or warranties between the parties hereto with respect to the transactions contemplated herein other than those set forth herein or provided for herein.

Section 3. Governing Law. This Agreement is made pursuant to and shall be construed under the laws of the Commonwealth of Pennsylvania and shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

Section 4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

Section 5. Notices. All notices to be given under this Agreement shall be in writing and, unless otherwise indicated herein, shall be deemed given: (a) three business days following sending by registered or certified mail, postage prepaid; (b) when delivered, if delivered personally to the intended recipient; and (c) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Vision to:	Vision Global Solutions, Inc. Le Chancellerie du Vieux-Montreal 455 Notre-Dame St. East Montreal, Quebec, Canada H2Y1C9 Attention: Jean Paul Ouellette, Chief Executive Officer
with a copy to:	Joseph Emas, Esquire 1224 Washington Avenue Miami Beach, Florida 33139
if to Vesmark, to:	Vesmark, Inc. 1206 Fifth Avenue, Suite 300 Pittsburgh, Pennsylvania 15219
with a copy to:	Ralph F. Manning, Esquire Tucker Arensberg, P.C. 1500 One PPG Place Pittsburgh, Pennsylvania 15222
if to any Shareholder, to that Shareholder:	at the address shown on Exhibit B attached hereto

Section 6. Expenses. Except for the sum set forth in Article III hereof, each party shall be responsible for its own costs and expenses incurred by it or by its attorneys, consultants, agents and representatives in connection with the preparation, negotiation, execution and implementation of this Agreement.

Section 7. Further Assurances. Each of the parties hereto agrees that it will, from time to time after the date of this Agreement, execute and deliver such other certificates, documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the actions and transactions contemplated by this Agreement.

Section 8. Hold Harmless. Other than for acts or omissions constituting gross negligence and/or willful misconduct, the Escrow Agent shall not be held liable for and shall be held harmless against and any and all costs, claims or actions whatsoever by any party as such costs, claims or actions relate to this Agreement and the transactions contemplated hereunder.

Section 9. Headings. The Article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement and shall not be used in any way to construe the terms and provisions of this Agreement. .

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to Terminate Agreement and Plan of Merger as of the date first above written.

ATTEST:

By: Nathalie Simard
Title: Assistant

VISION GLOBAL SOLUTIONS, INC.

By: [signature]
Jean Paul Ouellette
Chief Executive Officer

VESMARK, INC.

By: ____________________
Secretary

By: ____________________
Christopher T. Manos
President

ADDITIONAL SIGNATURES ON THE FOLLOWING PAGE

Section 6. Expenses. Except for the sum set forth in Article III hereof, each party shall be responsible for its own costs and expenses incurred by it or by its attorneys, consultants, agents and representatives in connection with the preparation, negotiation, execution and implementation of this Agreement.

Section 7. Further Assurances. Each of the parties hereto agrees that it will, from time to time after the date of this Agreement, execute and deliver such other certificates, documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the actions and transactions contemplated by this Agreement.

Section 8. Hold Harmless. Other than for acts or omissions constituting gross negligence and/or willful misconduct, the Escrow Agent shall not be held liable for and shall be held harmless against and any and all costs, claims or actions whatsoever by any party as such costs, claims or actions relate to this Agreement and the transactions contemplated hereunder.

Section 9. Headings. The Article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement and shall not be used in any way to construe the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to Terminate Agreement and Plan of Merger as of the date first above written.

ATTEST:

By: ______________________

Title: ______________________

VISION GLOBAL SOLUTIONS, INC.

By: ______________________
Jean Paul Ouellette
Chief Executive Officer

VEDMARK, INC.

By: ______________________
Secretary

By: ______________________
Christopher T. Manno
President

ADDITIONAL SIGNATURES ON THE FOLLOWING PAGE

Christopher T. Manos 11/19/06

Charles G. Goetz

Daniel C. McBrogan

Orests V. Solosdis

Robert J. Spagiaro

James Welchman, Jr. 11-19-06

Scott T. Quinn 11-19-06

James E. Frazier 11/19/06

Estate of Louis W. Coombs, deceased 11/19/06

James Perrin, Jr. 11,19,06

Robert A. Adam

Raymond P. Sobieralski

Affidavit / Christopher Kaloni 11/17/06

Christopher T. Manos

Charles G. Cook

Daniel G. McGoogan

Orsola V. Scioscia

Robert J. Spalgam

James Weishman, Jr.

Scott T. Quinn

James E. Frazier

Estate of Lottie W. Czamber, deceased

James Perlin, Jr.

Robert A. Adam

Raymond P. Bobbsfield

Christopher T. Monroe

Charles G. Goetz

11/16/06

Daniel C. McGrogan

Cressie V. Sciascia

Robert J. Spagnolo

James Whitman, Jr.

Scott T. Quinn

James C. Fisher

Estate of Louis W. Cavanaugh, deceased

James Perrin, Jr.

Robert A. Adam

Raymond P. Stolarski

Christopher T. Vance

Charles G. Goetz

Daniel C. McGrogan

Steve V. Scarola

Joseph J. Spagnolo

James Valentine, Jr.

Scott T. Quinn

James E. Pracht

Estate of Louis W. Ciaimbel, deceased

James Perrin, Jr.

Robert A. Adam

Raymond P. Szalkowski

Christopher T. Manes

Charles G. Beedt

Daniel C. McGregan

Orsola V. Solcecan

11-17-06

11/17/06
Robert J. Spagnoli

Janice Weishmen, Jr.

Scott T. Cullen

Thomas E. Palmer

Estate of Louis W. Crumbel, deceased

James Perrin, Jr.

Robert A. Adams

Raymond P. Beckerfield

Christopher T. Nenco

Charles G. Goetz

Daniel C. McGrogan

Carole V. Sobaski

Robert J. Spagnola

James Welshman, Jr.

Scott Y. Quinn

Jimmie L. Fisher

Estate of Louis W. Czembel, deceased

James Perrin, Jr.

11/15/2006

Robert A. Adam

Raymond P. Sobieszczyk

______________________	Christopher T. [illegible]
______________________	Charles G. [illegible]
______________________	Daniel C. [illegible]
______________________	[illegible] V. [illegible]
______________________	Robert J. [illegible]
______________________	James [illegible], Jr.
______________________	[illegible] T. [illegible]
______________________	[illegible]
______________________	Estate of [illegible] W. [illegible], deceased
______________________	James Ferris, Jr.
______________________	Robert A. Adam
[signature] 11-17-06	[signature] 11-15-06 Raymond P. Schenstein

EXHIBIT A

**LIST OF
VISION COMMON STOCK
VISION PREFERRED STOCK
AND
VISION WARRANTS**

Shareholder	Vision Common Stock	Vision Preferred Stock	Vision Warrants
Christopher T. Manos	8,165,911	2,721,970	10,887,881
Charles G. Goetz	272,197	90,732	362,929
Daniel C. McGrogan	68,049	22,683	90,732
Oreste V. Sciascia	136,098	45,366	181,465
Robert J. Spagiare	136,098	45,366	181,465
James Welshman, Jr.	1,537,913	512,638	2,050,551
Scott T. Quinn	40,830	13,610	54,439
James E. Frazier	40,830	13,610	54,439
Estate of Louis W. Czambel	40,830	13,610	54,439
James Perrin, Jr.	61,244	20,415	81,659
Robert A. Adam	2,250,000	750,000	3,000,000
Raymond P. Sobieralski	2,250,000	750,000	3,000,000
TOTAL	15,000,000	5,000,000	20,000,000

EXHIBIT B

LIST OF SHAREHOLDERS AND ADDRESSES

Mr. Charles G. Goetz
2 Constitution Court
Apartment 406
Hoboken, NJ 07030
(201) 232-4094

Mr. Daniel C. McGregan
1400 Navahoe Drive
Pittsburgh, PA 15228
(412) 471-6420

Mr. Oreste V. Scioscia
416 Heights Drive
Pittsburgh, PA 15044
(412) 331-4969

Mr. Robert J. Spagiare
109 Dewey Street
Pittsburgh, PA 15218
(412) 392-2610

Mr. James Welshman, Jr.
1776 Barr Avenue
Pittsburgh, PA 15205
(412) 921-4925

Mr. Raymond P. Sobieralski
Raymond Advisors, Inc. 430
Halcomb Avenue Clairton,
PA 15025
(412) 226-0101

Mr. Scott T. Quinn
537 Hamilton Road
Pittsburgh, PA 15205
(412) 921-4103

Mr. James E. Frazier
124 Hastings Avenue
Oakdale, PA 15071
(724) 693-9342

Estate of Mr. Louis W. Czambel, deceased
124 Hastings Avenue
Oakdale, PA 15071
(724) 693-9342

Mr. James Perrin, Jr.
124 Hastings Avenue
Oakdale, PA 15071
(724) 693-9342

Mr. Robert A. Adam, Chief Creative Officer
Adam Filippo & Associates
1206 Fifth Avenue
Pittsburgh, PA 15219
(412) 261-3720

Christopher T. Manos
Vesmark
1206 Fifth Avenue
Pittsburgh, PA 15219
(412) 261-3720